UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Magnolia Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	99-2913448
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2900 Clearview Parkway Metairie, Louisiana	70006
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-281796

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $.01 per share

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, $.01 par value per share, of Magnolia Bancorp, Inc. (the “Registrant”), is incorporated by reference to the “Description of Capital Stock,” “Our Dividend Policy” and “Market for the Common Stock” in the prospectus (the “Prospectus”) that constitutes a part of the Registration Statement on Form S-1 (File No. 333-281796) initially filed by the Registrant with the Securities and Exchange Commission on August 27, 2024, as subsequently amended from time to time thereafter (the “Registration Statement”). The description of the common stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Magnolia Bancorp” and “Description of Capital Stock” in the Prospectus, which sections are incorporated herein by reference.

Item 2.	Exhibits.

3.1	Articles of Incorporation of Magnolia Bancorp, Inc. (1)

3.2	Bylaws of Magnolia Bancorp, Inc. (2)

4.1	Form of Common Stock Certificate of Magnolia Bancorp, Inc. (3)

________________

(1)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-281796), filed on August 27, 2024, and subsequently amended.
(2)	Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-281796), filed on August 27, 2024, and subsequently amended.
(3)	Incorporated by reference to Exhibit 4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-281796), filed on August 27, 2024, and subsequently amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MAGNOLIA BANCORP, INC.

Date: January 14, 2025	By:	/s/ Michael L. Hurley
Michael L. Hurley, Chairman, President and Chief Executive Officer